Exhibit 99.1

Press Release

Encore Capital Group Files Shelf Registration Statement

SAN DIEGO, December 21, 2009 /PRNewswire-FirstCall/ — Encore Capital Group, Inc. (Nasdaq: ECPG) announced today that it has filed a universal shelf registration statement on Form S-3 with the Securities and Exchange Commission (“SEC”). Upon being declared effective by the SEC, the shelf registration will allow the Company the flexibility from time to time to offer and sell up to $150 million of debt securities, preferred stock, common stock and warrants, or any combination thereof, at prices and on terms to be determined at the time of the applicable offerings.

The registration statement has been filed with the SEC but has not yet become effective. The securities registered may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under securities laws of any such state or jurisdiction. Any offering of these securities will be made solely by means of a prospectus and an accompanying prospectus supplement relating to that offering.

Copies of the prospectus included in the shelf registration may be obtained on the SEC’s website at www.sec.gov or directly from Encore Capital Group by writing to Corporate Secretary, 8875 Aero Drive, Suite 200, San Diego, California 92123 or by calling (858) 309-6904.

About Encore Capital Group, Inc.

Encore Capital Group, Inc. is a systems-driven purchaser and manager of charged-off consumer receivables portfolios. More information on the Company can be found at www.encorecapitalgroup.com.

Forward-Looking Statements

The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding the ability of Encore to offer and sell securities under the universal shelf registration statement. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors, such as the Company’s ability to successfully cause the universal shelf registration statement to be declared effective by the SEC, which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed from time to time in the reports filed by the Company with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2008. The Company disclaims any intent or obligation to update these forward-looking statements.

Contact:

Encore Capital Group, Inc.

Paul Grinberg (858) 309-6904

paul.grinberg@encorecapitalgroup.com

or

Ren Zamora (858) 560-3598

ren.zamora@encorecapitalgroup.com

SOURCE Encore Capital Group, Inc.